Exhibit 10.20

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

(SKEPP)

EFFECTIVE JANUARY 1, 1999

RESTATED FEBRUARY 2004

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

TABLE OF CONTENTS

		PAGE

ARTICLE

I	Definitions	4

II	Eligibility and Participation	7

III	Retirement Benefits	8

IV	Vesting	10

V	Payment of Benefits	11

VI	Change of Control	13

VII	Administration	16

VIII	Miscellaneous	17

APPENDIX

A	Participation Date and service	19

B	Description of Compensation and Benefits	20

C	Optional Forms of Benefit Payment	22

D	Conversion Formulas	23

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

This is the Federal-Mogul Corporation Supplemental Key Executive Pension Plan (the “Plan”), as adopted effective January 1, 1999. The Plan is intended to provide selected executives of Federal-Mogul Corporation (the “Corporation”) with target retirement benefits based upon the executive’s:

(1)	average earnings for the three consecutive years in his last five years of service during which his Compensation was the highest, and

(2)	number of years of service with the Corporation (not in excess of 20) and, if benefits under a qualified or non-qualified defined benefit plan maintained by a predecessor employer are taken into account under this Plan, with the predecessor employer.

The target benefit is to be offset by other retirement benefits provided by the Corporation, including the Corporation’s qualified and non-qualified defined benefit retirement plans, and, if applicable, benefits provided by a predecessor employer under a qualified or non-qualified defined benefit plan.

This Plan is intended to qualify as an unfunded plan maintained by the Corporation primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in sections 201(2), 301(3), and 401(1) of the Employee Retirement Income Security Act of 1974, as amended.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

ARTICLE I.

DEFINITIONS

The following terms shall have the following meanings when used in this Plan, unless the context clearly requires otherwise:

1.1	“Accrued Benefit” means the accrued benefit of the Participant expressed in terms of an annual single life annuity payable at his Normal Retirement Date, determined under Section 3.1 based upon his Years of Service and Final Average Compensation, reduced by certain retirement benefits to which he is entitled.

1.2	“Actuarial Equivalent” means the equivalent actuarial value calculated using the interest and mortality assumptions in use by the Cash Balance Plan at the time actuarial equivalence is determined, and such additional actuarial assumptions as the Committee may establish in its discretion.

1.3	“Annuity Starting Date” means the first day of the first month for which an amount is payable as an annuity or any other form of benefit payment.

1.4	“Beneficiary” means the Participant’s Lawful Spouse as designated by the Participant in the manner prescribed by the Committee to receive a Participant’s benefits under the Plan in the event of his death prior to full payment of the benefits due him.

1.5	“Board” means the board of directors of the Corporation.

1.6	“Cash Balance Plan” means the Federal-Mogul Corporation Personal Retirement Account Plan, a qualified plan under section 401(a) of the Code.

1.7	“Change of Control” shall have the meaning set forth in Section 6.2.1.

1.8	“Code” means the Internal Revenue Code of 1986, as amended.

1.9	“Committee” means the Compensation Committee of the Board of Directors.

1.10	“Compensation” means the amount of the Employee’s annual rate of base salary payable by the Corporation as of January 1 of the Plan Year (or if the Employee was not employed by the Corporation on January 1 of such Plan Year, on the first day in such Plan Year on which the Employee was so employed, including any amounts that would be paid to the Employee but for the Employee’s election under a qualified cash or deferred arrangement under section 401(k) of the Code, a cafeteria plan under section 125 of the Code, or any non-qualified deferred compensation plan maintained by the Corporation, plus any declared bonus payable to the Employee under the Corporation’s annual incentive plan for services performed during the Plan Year, regardless of whether paid to the Employee during such Plan Year or during a subsequent Plan Year. Except as otherwise provided in the preceding sentence, Compensation shall not include any allocations or contributions by the Corporation under this Plan or any other plan or plans for the benefit of its employees, including

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

any severance plan or agreement, incentive payments (other than declared bonus amounts paid or payable under the annual incentive plan), fringe benefits (whether or not a fringe benefit within the meaning of the Code), or any amounts identified by the Corporation as expense allowances or reimbursements, regardless of whether such amounts are treated as wages under the Code. In no event shall Compensation include any amounts received by an Employee from a Predecessor Employer.

1.11	“Corporation” means the Federal-Mogul Corporation, a Michigan corporation, and its successors.

1.12	“Early Retirement Date” means the date a Participant reaches age 55, provided that he has completed at least five Years of Service, or any date thereafter on which a Participant who has completed at least five Years of Service elects to retire before he reaches his Normal Retirement Date.

1.13	“Effective Date” means January 1, 1999.

1.14	“Employee” means an officer or other executive employee of the Corporation.

1.15	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.16	“Excess SERP” means the Federal-Mogul Corporation Supplemental Executive Retirement Agreement, a non-qualified deferred compensation plan maintained by the Corporation effective as of January 1, 1989.

1.17	“Final Average Compensation” means the Participant’s average Compensation during the three consecutive Plan Years (or his total period of employment, if shorter) during which he has earned the highest Compensation in his last five Years of Service (or his total period of employment, if shorter). If the Participant has been employed for fewer than three full Plan Years, the Participant’s Compensation for each partial year shall include his target bonus under the Corporation’s annual incentive plan, provided that a bonus under such plan was not otherwise declared for such Plan Year.

1.18	“Good Cause” means the commission of any of the following acts by an Employee: (1) fraud in connection with the Employee’s service; (2) embezzlement or theft of Corporation funds or property; or (3) other criminal activity in connection with the Employee’s service.

1.19	“Good Reason” shall have the meaning set forth in Section 6.2.2.

1.20	“Lawful Spouse” of a Participant means the person to whom the Participant (i) is legally married as of the Participant’s Annuity Starting Date and (ii) has been legally married for at least twelve months prior to the Annuity Starting Date.

1.21	“Normal Retirement Date” means the date a Participant reaches age 62.

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SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

1.22	“Participant” means an Employee who becomes a Participant as provided in Section 2.1.

1.23	“Plan” means this Federal-Mogul Corporation Supplemental Key Executive Pension Plan, as it may be amended from time to time.

1.24	“Plan Year” means the calendar year. The initial Plan Year is the 1999 calendar year.

1.25	“Predecessor Employer” means an entity that employed a Participant prior to such Participant’s employment with the Corporation, provided that either (i) substantially all of the stock or assets of such entity were acquired by the Corporation or (ii) such entity is otherwise designated by the Board as a Predecessor Employer, as set forth on Appendix A.

1.26	“Predecessor Employer Plan” means a qualified or non-qualified defined benefit plan or retirement agreement maintained by a Predecessor Employer.

1.27	“Severance Plan” means the Federal-Mogul Corporation Severance Plan for Salaried Employees, an employee welfare benefit plan as defined in section 3(1) of ERISA, or any other severance arrangement maintained by the Corporation for the benefit of the Employee.

1.28	“Total and Permanent Disability” means a physical or mental disability that entitles the Participant to receive benefits under a long-term disability plan or other arrangement maintained by the Corporation.

1.29	“Year of Service” means:

a)	each Plan Year or, for years before the Effective Date, each calendar year, during which an Employee is employed for at least one hour in each month of that year by the Corporation;

b)	each full Plan Year during which the Participant is deemed pursuant to Section 6.1.1 to have been employed by the Corporation; and

c)	each calendar year during which the Employee was employed by a Predecessor Employer, as set forth on Appendix A, provided, however, that, except as otherwise set forth on Appendix A, such years shall not be taken into account for purposes of the vesting of the Participant’s Accrued Benefit in accordance with Section 4.1.

Notwithstanding the foregoing, no Years of Service shall be taken into account more than once. Credit for one-twelfth (1/12) of one Year of Service shall be given for each month of service during which the Employee is employed for at least one hour in any year for which the Employee does not receive credit for a full Year of Service.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1	Participation. An Employee shall become a Participant upon his nomination by the Chief Executive Officer of the Corporation and his approval for participation by the Committee. An Employee shall begin to participate in the Plan as of the latest of the following dates: (a) the Effective Date; (b) the first day of the month following his date of hire; or (c) the date approved by the Committee for his participation. Employees who have been approved as Participants are listed on Appendix A.

2.2	Cessation of Participation. A Participant shall cease to be a Participant on the earlier of the date of his termination of employment for any reason or the date the Committee determines that he shall no longer be a Participant. No such determination shall be made by the Board following a Change of Control. A Participant whose participation is terminated shall nevertheless continue to vest in his Accrued Benefit under Article IV and to remain entitled to receive the vested portion of his Accrued Benefit in accordance with Article V.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

ARTICLE III

RETIREMENT BENEFITS

3.1	Normal Retirement Benefit. Upon retirement at his Normal Retirement Date, a Participant shall be entitled to an Accrued Benefit equal to:

3.1.1	Fifty percent (50%) of his Final Average Compensation, multiplied by a fraction (not to exceed 1.0 in decimal form), the numerator of which is the number of his Years of Service, and the denominator of which is twenty (20), reduced by:

3.1.2	the sum of “A” plus “B” plus “C”, where:

“A” equals the Actuarial Equivalent of the Participant’s accrued benefit under the Cash Balance Plan, expressed in terms of an annual single life annuity as of his Normal Retirement Date;

“B” equals the Actuarial Equivalent of the Participant’s account balance under the Excess SERP, expressed in terms of an annual single life annuity as of his Normal Retirement Date; and

“C” equals the Actuarial Equivalent of the Participant’s accrued benefit under a Predecessor Employer Plan, expressed in terms of an annual single life annuity as of his Normal Retirement Date.

3.2	Early Retirement Benefit. A Participant voluntarily retiring with the consent of the Chief Executive Officer of the Corporation on or after his Early Retirement Date, or involuntarily terminating on or after his Early Retirement Date (except for termination for cause), shall be entitled to receive a benefit equal to his Accrued Benefit, based upon his Years of Service and Final Average Compensation determined as of his actual retirement date, reduced by one-half percent (0.5%) for each month by which his Annuity Starting Date precedes his Normal Retirement Date. The consent of the Chief Executive Officer of the Corporation to such retirement shall not be required with respect to (i) a retirement by the Chief Executive Officer of the Corporation or (ii) a retirement by any Participant after a Change of Control.

3.3	Late Retirement Benefit. If a Participant retires after his Normal Retirement Date, he shall be entitled to receive his Accrued Benefit determined under Section 3.1, based upon his Years of Service and Final Average Compensation determined as of his actual retirement date. The amounts to be offset under Section 3.1.2 shall be the dollar amounts determined as of his Normal Retirement Date.

3.4	Disability Benefit. If the Participant incurs a Total and Permanent Disability, he shall be entitled to receive a benefit equal to his Accrued Benefit, based upon his Years of Service and Final Average Compensation determined as of the date he terminates employment due to such disability, reduced as described in Section 3.2, and, if distribution is made before the Participant attains age 55, further reduced using the assumptions described in Section 1.2. In no case will the benefit be reduced by greater than 50%.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

3.5	Death Benefit. If the Participant dies while employed by the Corporation, his Beneficiary shall be entitled to receive a benefit equal to his Accrued Benefit, based upon his Years of Service and Final Average Compensation determined as of his date of death, reduced as described in Section 3.2 and, if distribution is made before the Participant would have attained age 55, further reduced using the assumptions described in Section 1.2.

3.6	Vested Termination Benefit. If a Participant’s employment terminates with the consent of the Chief Executive Officer of the Corporation for any reason other than termination due to retirement on or after his Early or Normal Retirement Date, termination due to death, termination due to Total and Permanent Disability, or termination by the Corporation for Good Cause, and such Participant’s Accrued Benefit is vested on the date of such termination of employment pursuant to Section 4.1 or 6.1, he shall be entitled to receive a benefit equal to his Accrued Benefit, based upon his Years of Service and Final Average Compensation as of the date of his termination of employment, reduced as described in Section 3.2. The consent of the Chief Executive Officer of the Corporation to such termination shall not be required with respect to (i) a termination of employment by the Chief Executive Officer of the Corporation or (ii) a termination of employment by any participant after a Change of Control.

3.7	Other Termination of Employment. Notwithstanding anything else in this Article III to the contrary, if the Participant’s employment terminates for any reason other than retirement on or after his Early or Normal Retirement Date, death or Total and Permanent Disability prior to the vesting of his Accrued Benefit under Article IV or VI, or if the Participant’s employment is terminated by the Corporation for Good Cause, his Accrued Benefit shall be forfeited.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

ARTICLE IV

VESTING

4.1	Vesting at Normal Retirement Date or Based on Age and Years of Service. Subject to Sections 4.3 and 6.1, a Participant’s interest in his Accrued Benefit shall become 100% vested when the Participant reaches his Normal Retirement Date while employed by the Corporation, or, in the alternative, when the Participant has completed at least five Years of Service with the Corporation and reached age 55. For purposes of vesting, years of employment with a previous employer do not count, except as otherwise set forth on Appendix A.

4.2	Vesting Based on Total and Permanent Disability or Death. A Participant’s interest in his Accrued Benefit shall in any case become 100% vested if, while employed by the Corporation, he sustains a Total and Permanent Disability or he dies.

4.3	Forfeitures. Notwithstanding Section 4.1, if a Participant’s employment is terminated by the Corporation for Good Cause, he shall forfeit his Accrued Benefit. In addition, subject to Section 6.1, if a Participant’s employment terminates other than on account of death or Total and Permanent Disability before he has completed five Years of Service and reached age 55 or reached his Normal Retirement Date, he shall forfeit his Accrued Benefit.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

ARTICLE V

PAYMENT OF BENEFITS

5.1	Payment of Accrued Benefit upon Retirement. Upon retirement on or after his Early or Normal Retirement Date, a Participant shall be entitled to receive his Accrued Benefit, as adjusted under Section 3.2, if applicable. Such benefit shall begin to be paid as soon as administratively practicable following the Participant’s retirement, unless, if the Participant elects to retire before his Normal Retirement Date, he makes an election in writing to defer payment until his Normal Retirement Date at the same time that he elects a form of benefit payment under Section 5.2.

5.2	Election of Benefit Form. A Participant shall receive his Accrued Benefit in the form of a single life annuity unless, not later than six months before the Participant’s anticipated Annuity Starting Date, the Participant selects a form of payment for his Accrued Benefit (as adjusted under Section 3.2, if applicable) in any Actuarial Equivalent annuity form from among the Actuarial Equivalent annuity forms made available by the Committee. The election shall be in writing and made on the form prescribed by the Committee. Payment shall be made in accordance with the Participant’s election or as otherwise provided in this Section. Such election shall be irrevocable.

5.3	Disability Benefit. As soon as administratively practicable following the Committee’s determination that the Participant has suffered a Total and Permanent Disability, the Participant shall receive the disability benefit described in Section 3.4 in the form of a single life annuity.

5.4	Death Benefit. Unless an alternative annuity form was elected under Section 5.2, in the event of a Participant’s death while he is employed by the Corporation, the Participant’s Beneficiary shall receive the death benefit described in Section 3.5 in the form of a single life annuity. If a Participant dies after his Annuity Starting Date and the Participant had elected, pursuant to Section 5.2, an annuity providing for a survivor benefit, his Beneficiary shall receive such survivor benefit in accordance with such election. Payment shall be made as soon as administratively practicable following the death of the Participant.

In no event shall any beneficiary other than a Lawful Spouse receive any payment under the Plan. In the event of the death of a Participant’s Lawful Spouse on or after a Participant’s Annuity Starting Date, no alternate or contingent beneficiary shall receive a benefit under the Plan. In the event of the divorce of a Participant and his Lawful Spouse on or after the Annuity Starting Date, such Lawful Spouse shall retain any right to receive any future beneficiary payments pursuant to the Participant’s benefit payment election in effect as of the Annuity Starting Date. In the event a Participant marries or remarries after the Participant’s Annuity Starting Date, the new spouse will have no right to any benefits or payments under the Plan.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

5.5	Deferred Vested Benefit. If a Participant’s employment terminates for any reason other than termination due to retirement on or after his Early or Normal Retirement Date, termination due to death, termination due to Total and Permanent Disability or termination by the Corporation for Good Cause, and such Participant’s Accrued Benefit is vested on the date of such termination of employment pursuant to Section 4.1 or 6.1, he shall receive the vested termination benefit described in Section 3.6 in the form of a single life annuity as soon as administratively practicable following his termination of employment. Notwithstanding the preceding sentence, in the event the Participant’s employment is terminated by the Corporation other than for Good Cause, he shall be entitled to receive the termination benefit described in Section 3.6 in the form of a single life annuity as soon as administratively practicable following the date payments to him under the Severance Plan terminate or, if he has elected to receive payment from the Severance Plan in the form of a single lump sum, the date payments from the Severance Plan would have terminated had they been made in an installment form. The Participant may elect to defer the payment of such benefit pursuant to Section 5.1 and may elect an optional form of payment pursuant to Section 5.2.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

ARTICLE VI

CHANGE OF CONTROL

6.1	Change of Control Benefit. If, in connection with, simultaneously with or following a Change in Control, including without limitation the effectiveness of a plan of reorganization confirmed in the jointly-administered Chapter 11 cases pending in the District of Delaware and docketed as Case No. 01-10578, the Participant’s employment is terminated by the Corporation other than for Good Cause or by the Participant for Good Reason, then the provisions of this Section 6.1 shall apply.

6.1.1	Deemed Employment. If the Participant has been employed by the Corporation for fewer than five full Plan Years as of the date of such termination of employment, the Participant will be deemed for all purposes of this Plan, including the calculation of his Accrued Benefit, his eligibility for an early retirement benefit pursuant to Section 3.2 and the vesting of his Accrued Benefit pursuant to Section 4.1, to have been employed by the Corporation for five full Plan Years and thus to have completed five Years of Service as an employee of the Corporation, in addition to any Years of Service attributable to his employment by a Predecessor Employer, as set forth on Appendix A.

6.1.2	Deemed Attainment of Age 55 for Vesting Purposes. If the Participant has not attained 55 years of age as of the date of such termination of employment, the Participant will be deemed for purposes of the vesting of his Accrued Benefit pursuant to Section 4.1 to have attained age 55. The payment of such Participant’s Accrued Benefit will commence as soon as administratively practicable following the date on which the Participant actually attains age 55, and will be subject to adjustment in accordance with Section 3.2 to reflect payment prior to the date the Participant attains age 62, unless the Participant makes an election in writing to defer payment until his Normal Retirement Date at the same time that he elects a form of benefit payment under Section 5.2.

6.2	Definitions.

6.2.1	“Change of Control.” For purposes of this Plan, “Change of Control” means:

a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 6.2.1; or

b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

c)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of

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SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

d)	Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

6.2.2	“Good Reason.” For purposes of this Plan, “Good Reason” means:

a)	the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities held, exercised or assigned at any time during the 120-day period immediately prior to a Change of Control, or any other action by the Corporation which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Participant;

b)	any failure by the Corporation to provide the Participant with the compensation and benefits described in Appendix B hereto, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Participant;

c)	the Corporation’s requiring the Participant to be based at any office or location other than (i) the office or location where the Participant was based immediately prior to the Change of Control or (ii) any office or location less than 35 miles from such location, or the Corporation’s requiring the Participant to travel on Corporation business to a substantially greater extent than required immediately prior to the Change of Control;

d)	any purported termination by the Corporation of the Participant’s employment otherwise than as expressly permitted by the employment agreement, if any, between the Participant and the Corporation; or

e)	any failure by the Corporation to comply with and satisfy Section 8.10 of this Plan.

For purposes of this Section 6.2.2, any good faith determination of “Good Reason” made by the Participant shall be conclusive.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

ARTICLE VII

ADMINISTRATION

7.1	Plan Interpretation. The Committee shall have the authority to interpret the Plan and to determine the amount, time, and form of payment of benefits and other issues arising in the administration of the Plan. Any construction or interpretation of the Plan and any determination of fact in administering the Plan made in good faith by the Committee shall be final and conclusive for all Plan purposes.

7.2	Claims Procedure.

7.2.1	Initial Determination. Upon presentation to the Committee of a claim for benefits under the Plan within 180 days after the date the claimant believes payment should have commenced, the Committee shall make a determination of the validity thereof. If the determination is adverse to the claimant, the Committee shall furnish to the claimant within 90 days after the receipt of the claim a written notice setting forth the following:

a)	the specific reason or reasons for the denial;

b)	specific references to pertinent provisions of the Plan on which the denial is based;

c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
d)	appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

7.2.2	Appeal Procedure. In the event of a denial of a claim, the claimant or his duly authorized representative may appeal such denial to the Committee for a full and fair review of the adverse determination. The claimant’s request for review must be in writing and made to the Committee within 90 days after receipt by the claimant of the written notification described in Section 7.2.1; provided, however, that such 90-day period shall be extended if circumstances so warrant. The claimant or his duly authorized representative may submit issues and comments in writing which shall be given full consideration by the Committee in its review. The Committee may, in its sole discretion, conduct a hearing. A request for a hearing made by the claimant will be given full consideration. At such hearing, the claimant shall be entitled to appear and present evidence and be represented by counsel.

7.2.3	Decision on Appeal. A decision on a request for review shall be made by the Committee not later than 60 days after receipt of the request; provided, however, in the event of a hearing or other special circumstances, such decision shall be made not later than 120 days after receipt of such request. If it is necessary to extend the period of time for making a decision beyond 60 days after the receipt of the request, the claimant shall be notified in writing of the extension of time prior to the beginning of such extension. The Committee’s decision on review shall state in writing the specific reasons and references to the Plan provisions on which it is based. Such decision shall be promptly provided to the claimant.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

ARTICLE VIII

MISCELLANEOUS

8.1	No Effect on Employment Rights. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Corporation nor limit the right of the Corporation to discharge any Participant.

8.2	Funding. The Corporation may establish a grantor trust for the purpose of funding benefits under this Plan. Any trust so created shall conform to the terms of the model trust provided by the Internal Revenue Service as described in Revenue Procedure 92-64. Notwithstanding the establishment of such trust, it is the intention of the Corporation and the Participants that the Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Plan constitutes a mere promise by the Corporation to make payments in the future. To the extent that any Participant or any other person acquires a right to receive a payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.3	Spendthrift Provisions. No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, domestic relations order or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Corporation shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the Plan.

8.4	Governing Law. The Plan is established under and will be construed according to the law of the State of Michigan, without regard to its conflict of laws provisions, to the extent that such laws are not preempted by ERISA and valid regulations promulgated thereunder.

8.5	Integrated Agreement. This Plan constitutes the entire agreement and understanding between the Corporation and the Participants with respect to the provision of non-qualified retirement benefits to the Participants in excess of those available to the Participants under the Excess SERP or any other written agreement between the Participant and the Corporation as to retirement benefits that preceded the Participant’s participation in the Plan.

8.6	Incapacity of Recipient. In the event a Participant is declared incompetent and a conservator or other person legally charged with the care of the person or the estate of such Participant is appointed, any benefits under the Plan to which the Participant is entitled shall be paid to the conservator or other person legally charged with the care of such Participant. Except as provided in the preceding sentence, should the Committee, in its discretion, determine that a Participant is unable to manage his personal affairs, the Committee may make distributions to any person for the benefit of the Participant, provided the Committee makes a reasonable good faith judgment that such person shall expend the funds so distributed for the benefit of the Participant. Any such payment shall constitute a discharge of the Plan’s obligation to the Participant to the extent of such payment.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

8.7	Taxes. Any taxes imposed upon a Participant shall be the sole responsibility of the Participant. The Corporation shall have the right to deduct from the Participant’s Compensation or any payment made pursuant to this Plan any federal, state, local or other taxes required to be deducted or withheld from such Compensation or payment, as the Committee may determine in its sole discretion.

8.8	Severability. In the event any provision of this Plan is invalid, in whole or in part, the remaining provisions of this Plan are unaffected and will remain in full force and effect.

8.9	Amendment or Termination. The Board reserves the right to amend or terminate this Plan by or pursuant to action of the Board or the Committee when, in the sole opinion of the Board, or the Committee, an amendment or termination is advisable. Any amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of the resolution. No amendment or termination (i) shall directly or indirectly deprive the Participant of all or any portion of the Participant’s Accrued Benefit considered to be accrued under the Plan before the date of such amendment or termination, or (ii) shall be effected following a Change of Control to the extent that such amendment or termination would adversely affect any rights to which a Participant may become entitled under Section 6.1 if such Participant’s employment were thereafter terminated.

8.10	Successors. This Plan shall be binding upon the Corporation and its successors and assigns. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform the Corporation’s obligations set forth in this Plan in the same manner and to the same extent as the Corporation would be required to perform such obligations if no such succession had taken place.

8.11	Construction. The masculine shall indicate the feminine and the singular the plural, unless the context clearly requires otherwise.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

WHEREFORE, the Company has executed this Plan on the 23rd day of February, 2004.

FEDERAL.MOGUL CORPORATION

By:
David M. Sherbin
Vice President, Deputy General Council and Secretary

ATTEST:

By:
Joseph T. Breitenbeck
Director, Compensation and Benefits

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

Appendix A

Participant	Participation Date	Years of Service for Purposes of Vesting as of Participation Date	Years of Service for Purposes of Benefit Calculation as of Participation Date
Alan C. Johnson TN	01/01/1999	28.67	28.67
G. Michael Lynch A	06/12/2000	0.00	3.40
Frank Macher A, T	05/15/2002	2.92	2.92
Charles McClure A	05/15/2002	4.79	4.79
Richard P. Randazzo A	01/01/1999	4.08	4.08
Thomas W. Ryan TN	01/01/1999	—
Wilhelm A. Schmelzer	01/01/1999	29.58	29.58
Richard A. Snell A, T	01/01/1999	11.08	11.08
Gordon A. Ulsh TN	01/01/1999	—
James J. Zamoyski T	01/01/1999	22.50	22.50

TN	Terminated employment with the Company with no benefit under this plan.
T	Terminated employment with the Company with a benefit under this plan.
A	Years of Service include service with a Predecessor Employer as follows:

Participant	Predecessor Employer	Years of Service with Predecessor Employer for Purposes of Vesting	Years of Service with Predecessor Employer for Purposes of Benefit Calculation
G. Michael Lynch	Dow	0.00	3.40
Frank Macher	ITT Automotive	1.50	1.50
Charles McClure	Detroit Diesel	3.37	3.37
Richard P. Randazzo	Nextel	2.08	2.08
Richard A. Snell	Tenneco Automotive	9.00	9.00

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

Appendix B

DESCRIPTION OF COMPENSATION AND BENEFITS

SOLELY FOR PURPOSES OF DETERMINING GOOD REASON

(i)	Base Salary. Annual base salary (“Annual Base Salary”) paid at a monthly rate at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Participant by the Corporation and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Change of Control occurs, as such Annual Base Salary may be increased following the Change of Control.

(ii)	Annual Bonus. For each fiscal year ending after the Change of Control, an annual bonus (the “Annual Bonus”) in cash at least equal to the Participant’s highest bonus, including any bonus or portion thereof which has been earned but deferred, under the Corporation’s 1977 Supplemental Compensation Plan, as amended and restated, or any comparable bonus under any predecessor or successor plan, for the last three full fiscal years prior to the Change of Control (annualized in the event that the Participant was not employed by the Corporation for the whole of such fiscal year); provided, that if the Participant’s highest bonus for one or more of such fiscal years is determined pursuant to the terms of the Corporation’s Economic Value Added (EVA) Plan (the “EVA Plan”), and the Participant’s bonus declared pursuant to the EVA Plan for such fiscal year is higher than the Participant’s bonus paid pursuant to the EVA Plan for such fiscal year, the Participant’s highest bonus for such fiscal year shall be the Participant’s bonus declared for such fiscal year; and, provided further, that each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Participant shall elect to defer the receipt of such Annual Bonus.

(iii)	Incentive, Savings and Retirement Plans. Participation in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer Participants of the Corporation and its affiliated companies, which plans, practices, policies and programs provide the Participant with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, no less favorable, in the aggregate, than the most favorable of those provided by the Corporation and its affiliated companies for the Participant under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Change of Control or if more favorable to the Participant, those provided generally at any time after the Change of Control to other peer executives of the Corporation and its affiliated companies.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

(iv)	Welfare Benefit Plans. Participation by the Participant and/or the Participant’s family, as the case may be, in, and receipt of, all benefits under welfare benefit plans, practices, policies and programs provided by the Corporation and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Corporation and its affiliated companies, which plans, practices, policies and programs provide the Participant with benefits which are no less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Participant at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, those provided generally at any time after the Change of Control to other peer executives of the Corporation and its affiliated companies.

(v)	Expenses. Prompt reimbursement for all reasonable expenses incurred by the Participant in accordance with the most favorable policies, practices and procedures of the Corporation and its affiliated companies in effect for the Participant at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer executives of the Corporation and its affiliated companies.

(vi)	Fringe Benefits. Fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Corporation and its affiliated companies in effect for the Participant at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer executives of the Corporation and its affiliated companies.

(vii)	Office and Support Staff. An office or offices of a size and with furnishings and other appointments, and exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Participant by the Corporation and its affiliated companies at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, as provided generally at any time thereafter with respect to other peer executives of the Corporation and its affiliated companies.

(viii)	Vacation. Paid vacation in accordance with the most favorable plans, policies, programs and practices of the Corporation and its affiliated companies as in effect for the Participant at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer executives of the Corporation and its affiliated companies.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

Appendix C

DESCRIPTION OF FORMS OF PAYMENT

Normal Form of Payment

If you are not married, your normal form of payment is the Life-Only Annuity. If you are married, your normal form of payment is the 50% Joint and Survivor Annuity. Your spouse at the time you choose your form of payment is automatically deemed to be your beneficiary. If you want to either elect an optional form of benefit other than your normal form of benefit, you must obtain your spouse’s consent to this election. This spousal consent must be in writing, must acknowledge your election of an optional form of benefit, and must be witnessed by a Notary Public.

Life-Only Annuity Option

This option provides monthly payments for your lifetime. When you die, payments stop and your spouse, heirs and your estate receive nothing. This method of payment will provide the greatest lifetime monthly payment from the Plan. If you are married and elect this method, your spouse must consent to this election; witnessed by a Notary Public.

Joint and Survivor Annuity Option

This method of payment is a monthly income payable for your lifetime. If you pre-decease your spouse, your spouse will receive a reduced benefit in accordance with your election (50%, 75% or 100%).

If you are married, your normal form of payment is the 50% Joint and Survivor Annuity. This option provides reduced monthly payments for your lifetime, and when you die, your spouse will receive monthly payments for her or his lifetime, which are equal to 50% of the monthly amount you were receiving.

If you are married and want to elect either the 75% or 100% Joint and Survivor Annuity optional forms of payment, you must obtain your spouse’s consent to this election. This spousal consent must be in writing, must acknowledge your election of an optional form of benefit, and must be witnessed by a Notary Public.

Payments stop at your death if your spouse predeceases you. If you die first, payments will stop after the death of your spouse.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

Life Certain and Continuous

This method of payment is a monthly income payable for your lifetime. If you die before receiving the Certain (either 5, 10 or 15 years) payments, the remaining guaranteed payments will be paid to your spouse.

If you are married and want to elect either the 5,10, or 15 year Life Certain and Continuous optional form of payment, you must obtain your spouse’s consent to this election. This spousal consent must be in writing, must acknowledge your election of an optional form of benefit, and must be witnessed by a Notary Public.

Payments stop at your death if your spouse predeceases you. If you die first, payments will stop after the death of your spouse.

10 Year Certain

This method of payment is a monthly income payable for 10 years. If you die before receiving all guaranteed payments, the remaining payments will be paid to your spouse.

If you are married and want to elect the 10-Year Certain optional form of payment, you must obtain your spouse’s consent to this election. This spousal consent must be in writing, must acknowledge your election of an optional form of benefit, and must be witnessed by a Notary Public.

Payments stop at your death if your spouse predeceases you. If you die first, payments will stop after the death of your spouse.

FEDERAL-MOGUL CORPORATION

SUPPLEMENTAL KEY EXECUTIVE PENSION PLAN

Appendix D

CONVERSION FORMULAS USED TO CONVERT A

LIFE-ONLY ANNUITY TO AN OPTIONAL FORM OF PAYMENT

50% Joint and Survivor:

Life-only Annuity multiplied by 93%,

Plus, whole years of before age 65 multiplied by 0.30%,

Minus, whole years retiree age exceeds spouse’s age multiplied by 0.30%

75% Joint and Survivor:

Life-only Annuity multiplied by 90%,

Plus, whole years of before age 65 multiplied by 0.40%,

Minus, whole years retiree age exceeds spouse’s age multiplied by 0.40%

100% Joint and Survivor:

Life-only Annuity multiplied by 87%,

Plus, whole years of before age 65 multiplied by 0.50%,

Minus, whole years retiree age exceeds spouse’s age multiplied by 0.50%

5 Year Certain and Life:

Life-only Annuity multiplied by 98%,

Plus, whole years of before age 65 multiplied by 0.10%

10 Year Certain and Life:

Life-only Annuity multiplied by 95%,

Plus, whole years of before age 65 multiplied by 0.30%

15 Year Certain and Life:

Life-only Annuity multiplied by 90%,

Plus, whole years of before age 65 multiplied by 0.60%

10 Year Certain

Life-only Annuity multiplied by 1.35%,

Plus, whole years of before age 65 multiplied by 0.25%